Exhibit 11


                                LOGIC WORKS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)
                 (dollars in thousands except per share amounts)

                                                                  Three Months Ended    Nine Months Ended
                                                                     September 30,        September 30,
                                                                  ----------------------------------------
                                                                    1997      1996       1997      1996
                                                                  ----------------------------------------
Primary
Net income (loss)                                                 $  1,462  $ (1,299)  $  2,322  $   (116)
                                                                  ========================================

Weighted average number of common shares outstanding                12,306    11,386     12,012    11,348

Weighted average stock options outstanding                             613        --        718        --
                                                                  ----------------------------------------
Weighted average number of common shares outstanding as adjusted    12,919    11,386     12,730    11,348

Net income (loss) per share                                       $   0.11  $  (0.11)  $   0.18  $  (0.01)
                                                                  ========================================

Fully diluted
Net income (loss)                                                 $  1,462  $ (1,299)  $  2,322  $   (116)
                                                                  ========================================

Weighted average number of common shares outstanding                12,306    11,386     12,012    11,348

Weighted average stock options outstanding                             842        --      1,073        --
                                                                  ----------------------------------------
Weighted average number of common shares outstanding as adjusted    13,148    11,386     13,085    11,348


Net income (loss) per share                                       $   0.11     (0.11)  $   0.18  $  (0.01)
                                                                  ========================================